UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2007 (June 1, 2007)

DGSE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2817 Forest Lane, Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 484-3662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director; Election of Directors.

On June 1, 2007, pursuant to the terms of the amended and restated agreement and plan of merger and reorganization, which we refer to as the merger agreement, pursuant to which we acquired Superior Galleries, Inc., which we refer to as Superior, Alfred W. Slayton resigned from our board of directors.

Thereafter, pursuant to the terms of the merger agreement, our board of directors increased the size of our board from 5 to 7 directors.

Thereafter, pursuant to the terms of the merger agreement, our board of directors appointed David Rector, Mitchell T. Stoltz, and Richard Matthew Gozia to fill the vacancies on our board created by the resignation of Mr. Slayton described above and the increase in the size of our board.

Thereafter, Mr. Rector was appointed to our audit committee.

Prior to our acquisition of Superior, both Messrs. Rector and Stoltz were directors of Superior. Both Messrs. Stoltz and Gozia were nominated by Stanford International Bank Ltd., our largest stockholder, pursuant to the terms of the merger agreement. Mr. Rector was elected pursuant to terms of the merger agreement, which terms were requested by Superior.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date: June 5, 2007	By:	/s/ Dr. L.S. Smith
Dr. L.S. Smith
Chairman & Chief Executive Officer